Exhibit 99.1

INFLECTION POINT ACQUISITION CORP

BALANCE SHEET

SEPTEMBER 24, 2021

	September 24, 2021	Pro Forma Adjustments		As Adjusted
		(unaudited)		(unaudited)
Assets:
Cash	$2,119,429	$-		$2,119,429
Prepaid expenses	477,094	-		477,094
Total current assets	2,596,523	-		2,596,523
Other assets	446,602	-		446,602
Cash held in trust account	300,000,000	29,750,000	(a)	329,750,000
		595,000	(b)
		(595,000	) (c)
Total Assets	$303,043,125	$29,750,000		$332,793,125

Liabilities and Shareholders’ Equity
Accrued offering costs and expenses	1,374,837	-		1,374,837
Promissory note – related party	188,805	-		188,805
Total Current Liabilities	1,563,642	-		1,563,642
Deferred underwriters’ discount	10,500,000	1,041,250	(c)	11,541,250
Total Liabilities	12,063,642	1,041,250		13,104,892

Commitments
Class A ordinary shares subject to possible redemption, 31,588,110 shares at redemption value of $10.00	286,130,110	29,750,000	(a)	315,880,110

Shareholders’ Equity:
Preference shares, $0.0001 par value; 5,000,000 shares authorized; none issued and outstanding	-	-		-
Class A ordinary shares, $0.0001 par value; 500,000,000 shares authorized; 1,386,989 issued and outstanding	139			139

Class B ordinary shares, $0.0001 par value; 50,000,000 shares authorized; 8,243,750 shares issued and outstanding	863	(38	) (e)	825
Additional paid-in capital	4,871,950	595,000	(b)	3,830,738
		(595,000	) (c)
		(1,041,250	) (d)
		38	(e)
Accumulated deficit	(23,579)	-		(23,579)
Total Shareholders’ Equity	4,849,373	(1,041,250)		3,808,123
Total Liabilities and Shareholders’ Equity	$303,043,125	$		$332,793,125

The accompany notes are an integral part of the financial statement.

NOTE 1 – CLOSING OF OVER-ALLOTMENT OPTION

The accompanying unaudited Pro Forma Balance Sheet presents the Balance Sheet of Inflection Point Acquisition Corp. (the “Company”) as of September 24, 2021, adjusted for the closing of the underwriters’ over-allotment option and related transactions which occurred on October 29, 2021.

The Company consummated its initial public offering (the “IPO”) of 30,000,000 units (the “Units”) on September 24, 2021. Each Unit consists of one Class A Ordinary Share and one-half of one redeemable warrant. Each whole warrant entitles the holder to purchase one Class A Ordinary Share at a price of $11.50 per share, subject to adjustment.

The Units were sold at a price of $10.00 per Unit, generating gross proceeds to the Company of $300,000,000. The Company granted the underwriters in the IPO (the “Underwriters”) a 45-day option to purchase up to 4,500,000 additional Units to cover over-allotments, if any. On October 29, 2021, the Underwriters partially exercised the over-allotment option and purchased an additional 2,975,000 Over-Allotment Units, generating an aggregate of gross proceeds of $29,750,000.

Simultaneously with the exercise of the Underwriters’ over-allotment option, the Sponsor of the Company purchased an additional 595,000 Private Placement Warrants, generating aggregate gross proceeds of $595,000.

Upon closing of the IPO and the sale of the Over-Allotment Units, a total of $329,750,000 ($10.00 per Unit) was placed in a U.S.-based trust account, with Continental Stock Transfer & Trust Company acting as trustee.

Pro forma adjustments to reflect the exercise of the Underwriters’ over-allotment option described above are as follows:

Pro Forma Entries	Debit	Credit
(a) Cash held in trust account	$29,750,000
Class A ordinary shares subject to possible redemption		$29,750,000
To record proceeds from sale of over-allotment units

(b) Cash held in trust account	$595,000
Additional paid-in capital		$595,000
To record proceeds from sale of additional private placement warrants deposited into Trust account

(c) Additional paid-in capital	$595,000
Cash held in trust account		$595,000
To record underwriters’ cash discount paid arising from the sale of the over-allotment units

(d) Additional paid-in capital	$1,041,250
Deferred underwriters’ fee payable		$1,041,250
To record additional deferred underwriters’ fee arising from the sale of the over-allotment units

(e) Class B Ordinary Shares	$38
Additional paid-in capital		$38
To record forfeiture of 381,250 founder shares for portion of over-allotment not exercised